EXHIBIT 10.7

SKY PETROLEUM, INC.
(the “Corporation”)

Canadian Stock Option Plan

1.	Purpose

        The purpose of this stock option plan (the “Plan”) is to provide an incentive, in the form of a proprietary interest in the Corporation, to Canadian resident officers, directors, Consultants (as defined below) and employees of the Corporation or its subsidiaries who are in a position to contribute materially to the successful operation of the business of the Corporation, to increase their interest in the Corporation’s welfare and to provide a means through which the Corporation can attract and retain service providers of outstanding abilities.

2.	Administration

        The Plan shall be administered by the board of directors (the “Board”) of the Corporation or a compensation committee of the Board if so authorized by the Board. The Board may from time to time make grants of options (“Options”) to acquire common shares (“Common Shares”) in the capital of the Corporation, subject to the terms of the Plan, to such eligible persons and with respect to such number of Common Shares as the Board, in its sole discretion, may determine.

        Subject to the provisions of the Plan, the Board shall be authorized to interpret the Plan and the grants made under the Plan, to establish, amend and rescind any rules and regulations relating to the Plan and to make all other determinations necessary or advisable for the administration of the Plan. The Board may correct any defect, supply any omission and reconcile any inconsistency in the Plan or in any Option in the manner and to the extent it shall be deemed desirable to carry it into effect. The determinations of the Board in the administration of the Plan, as described herein, shall be final and conclusive.

3.	Shares Subject to the Plan

        Subject to section 10 hereof, the maximum number of Common Shares with respect to which Options may be granted from time to time pursuant to the Plan (“Optioned Shares”) shall not exceed 10.00% or such greater number as determined by the Board, and approved, if required, by the shareholders of the Corporation and by any relevant stock exchange, not exceeding the maximum number of shares permitted under the rules of any stock exchange or other regulatory body having jurisdiction of the number of Common Shares outstanding including for the purposes of this section only, those Common Shares issuable upon the exercise of any warrants of the Corporation outstanding from time to time and the aggregate number of Optioned Shares so reserved for issuance to any one person must not exceed 5.00% of the Common Shares outstanding. Common Shares in respect of which options are not exercised shall be available for the granting of subsequent options.

4.	Eligibility

        Officers, directors and employees of the Corporation or its subsidiaries and Consultants (defined as an individual or a company wholly-owned by individuals who provide ongoing consulting services to the Corporation or an affiliate of the Corporation under a written contract; possess technical, business or management expertise of value to the Corporation or an affiliate of the Corporation; spend a significant amount of time and attention on the business and affairs of the Corporation or an affiliate of the Corporation; and have a relationship with the Corporation or an affiliate of the Corporation that enables the individual to be knowledgeable about the business and affairs of the Corporation) shall be eligible to be selected for grants of Options under the Plan, any such officer, director, employee or Consultant so selected and granted Options being referred to as a “Participant” for the purposes of the Plan. No officer, director or employee of the Corporation or its subsidiaries and no Consultant shall be entitled, as a matter of right, to receive Options under the Plan merely by virtue of such officer’s, director’s, employee’s or Consultant’s position with the Corporation or any of its subsidiaries. Nothing contained in the Plan, or in any Option granted pursuant to the Plan, shall as such confer on any Participant the right to continue as an officer, director, employee or Consultant of the Corporation or of or any of its subsidiaries. Neither absence nor leave, if approved by the Corporation, nor any transfer of employment between the Corporation and its subsidiaries shall be considered an interruption or termination of the employment of a Participant for any purpose of the Plan.

5.	Granting of Options

        Except as hereinafter provided, Options granted pursuant to the Plan shall be subject to the following terms and conditions:

(a)	Price

(i)	The exercise price per Common Share of each Option shall be not less than the fair market value of the Common Shares on the trading day immediately preceding the date on which the Option is granted.

(ii)	The fair market value shall be the closing price (the “Closing Price”) of the Common Shares on the OTC Bulletin Board or such other exchange upon which the Common Shares may be listed and posted for trading (the “Exchange”) on the trading day immediately preceding the date (the “Date of Grant”) on which the Option is granted or, if there is no sale on such date, then the Closing Price on the Exchange on the last previous day on which a sale is reported. If at the Date of Grant the Common Shares are not traded on a published exchange, then the fair market value shall be the price determined by the Board, in its sole discretion.

(b)	Terms of Options

(i)	The term during which, and the date or dates when, each Option may be exercised shall be determined by the Board, but in no event shall an

Option be exercisable in whole or in part more than 7 years from the Date of Grant subject to the rules and any stock exchange or regulatory body having jurisdiction. All rights to purchase pursuant to an Option shall, unless sooner terminated, expire at the date designated by the Board or upon the seventh anniversary of the Date of Grant, whichever is sooner.

(ii)	All Options which remain unexercised upon termination or expiry shall revert to the Plan and shall be included in the total number of Optioned Shares available for issuance under the Plan. Optioned Shares may be purchased in whole or in part at any time after such Optioned Shares become purchasable. The Board may, in its sole discretion, accelerate the time at which any Option may be exercised in whole or in part.

(iii)	Each Option shall, among other things, contain provisions to the effect that the Option shall be personal to the Participant and shall not be assignable, mortgaged, pledged, hypothecated or otherwise dealt with in any manner whatsoever, other than to or with the Corporation.

(c)	Vesting

The Board may, in its sole discretion, determine the time during which options shall vest and the method of vesting, or that no vesting restriction shall exist. Unless otherwise determined by the Board, one-third of the Option shall be exercisable on each of the first, second and third anniversary dates of the Date of Grant.

(d)	Ceasing to be a Participant

(i)	If a Participant ceases to be a director, officer or employee of the Corporation and its subsidiaries or ceases to be a Consultant for any reason (excluding death, disability and termination of employment by the Corporation or any subsidiary for cause), then such Participant may, but only within a period of one year following such cessation (or such later date as the Board may, in its discretion determine), and in no event after the expiration date of such Participant’s Option, exercise such Participant’s Option to the extent that such Participant was entitled to exercise such Option at the date of such cessation.

(ii)	If the employment of a Participant to whom an Option was granted is terminated for cause, then all of the rights under any Option granted to such Participant, whether or not vested, shall expire immediately upon the giving to the Participant of notice of such termination, unless otherwise determined by the Board.

(iii)	In the event of the death of a Participant, the Participant’s legal representative may, but only to the extent such Participant was entitled to exercise such Option immediately prior to his death, exercise such Option at any time within a period of one year immediately succeeding the date of death, but in no event beyond the expiration of such Option.

(iv)	If a Participant ceases to be a director, officer or employee of the Corporation and its subsidiaries or ceases to be a Consultant by reason of disability, then such Participant may, but only within the period of one year immediately succeeding such cessation and in no event after the expiration date of such Option, exercise such Option to the extent that such Participant was entitled to exercise such Option at the date of such cessation.

(v)	At the time of grant, the Board may impose additional restrictions on the exercise of an Option if the Participant ceases to be a director, officer or employee of the Corporation and its subsidiaries or ceases to be a Consultant.

6.	Exercise of Option

        To exercise an Option, the Participant shall give written notice to the Corporation in form satisfactory to the Board, together with full payment of the exercise price. Payment shall be made in either cash, certified cheque or bank draft.

7.	Certificate of Grant

        Each Participant shall receive a certificate of grant from the Corporation which shall contain such provisions, consistent with the provisions of the Plan, as may be established from time to time by the Board.

8.	Transferability or Assignability of Grants

        No grant of Options under the Plan shall be transferable or assignable by a Participant, otherwise than by will or the laws of descent and distribution, during the lifetime of the Participant and such grants may be exercised only by the Participant or the Participant’s legal representative.

9.	Listing and Registration

        Each grant of Options shall be subject to the requirement that, if at any time the Board shall determine in its discretion that the listing, registration or qualification of the Common Shares subject to such grant upon any Exchange or under any provincial or federal law, or the consent or approval of any governmental or regulatory body or the shareholders of the Corporation, is necessary or desirable as a condition of, or in connection with, such grant or the issue or purchase of Common Shares thereunder, then no such grant may be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected and obtained free of any conditions not acceptable to the Board.

10.	Adjustment of and Changes in Shares of the Corporation

        In the event of a reorganization, recapitalization, change of shares, share split, spin-off, stock dividend, merger, arrangement, consolidation, rights offering, or reclassification, subdivision or combination of shares, or any other changes in the corporate structure or shares of the Corporation, the Board shall make such adjustments as it deems appropriate in the number and kind of shares authorized by the Plan, in the number and kind of shares covered by grants made under the Plan and in the purchase prices of outstanding Options.

11.	Change of Control

        Regardless of whether or not a vesting requirement is otherwise in place, all Options granted under the Plan may be exercised, as to all or any of the Optioned Shares in respect of which such Options have not previously been exercised, by the Participants immediately upon a Change of Control, and the Corporation shall use its reasonable efforts to provide at least 10 days’ advance notice of a Change of Control (to the extent that the Corporation has received notice of such event) to any Participant holding an Option which has not yet fully vested. A “Change of Control” means any of the following events:

(a)	the acquisition of:

(i)	shares of the Corporation, and/or

(ii)	securities convertible into, exercisable for or carrying the right to purchase shares of the Corporation (“Convertible Securities”),

as a result of which a person, group of persons or persons acting jointly or in concert, or persons associated or affiliated within the meaning of the Nevada Business Corporations Act with any such person, group of persons or any of such persons (collectively “Acquirors”), beneficially own shares of the Corporation or convertible securities such that, assuming only the conversion or exercise of Convertible Securities beneficially owned by the Acquirors, the Acquirors would beneficially own shares which would entitle them to cast more than 50% of the votes attaching to all shares in the capital of the Corporation which may be cast to elect directors of the Corporation; or

(b)	approval by the shareholders of the Corporation of and subsequent effectiveness for:

(i)	an amalgamation, arrangement, merger or other consolidation of the Corporation with another corporation pursuant to which the shareholders of the Corporation immediately prior thereto do not immediately thereafter own shares of the successor continuing corporation which entitle them to cast more than 50% of the votes attaching to all shares in the capital of the successor or continuing corporation which may be cast to elect directors of that corporation,

(ii)	a liquidation, dissolution or winding-up of the Corporation, or

(iii)	a sale, lease or other disposition of all or substantially all of the assets of the Corporation.

12.	No Rights of Shareholders

        Neither the Participant nor any personal representative shall be, or have any of the rights and privileges of, a shareholder of the Corporation in respect of any Common Shares purchasable upon the exercise of any Option in whole or in part, unless and until such Option has been duly exercised.

13.	Amendment and Termination

        The Plan, subject to Exchange approval where required, may be amended by the Board as it shall deem advisable to conform to any change in the law or regulation applicable thereto or in any other respect which the Board may deem to be in the best interest of the Corporation; provided, however, that the Board may not, without the authorization and approval of the shareholders of the Corporation, increase the total number of securities which may be issued under the Plan.

        The Board may, in its discretion, terminate, or fix a date for the termination of, the Plan. No such termination shall affect any grants theretofore made which have neither expired nor been terminated. Unless previously terminated, the Plan shall terminate on March 31, 2015, and no Option shall be granted under the Plan after such date.

14.	Effective Date of Plan

        The Board created the Plan effective April 1, 2005.

SCHEDULE A to a stock option plan of Sky Petroleum, Inc. effective •, 2005.

SKY PETROLEUM, INC.
(the “Corporation”)

STOCK OPTION PLAN

Certificate of Grant

Number of Certificate •	Number of Common Shares Under Option •

        This certifies that • [grantee] has been granted an option (the “Option”) pursuant to the stock option plan (the “Plan”) of the Corporation which was effective April 1, 2005 to purchase • common shares (the “Option Shares”) of the Corporation at a price of $• per share subject to the provisions of the Plan, which provisions are incorporated herein by reference. The Option Shares covered by this certificate are exclusive of any other common shares in the capital of the Corporation which may have been the subject of a previous grant of an option to the same grantee.

        The terms of the Option commence •, 200• and shall end at the close of business on•, 200• unless sooner ended under the provisions of the Plan.

      The Option vests on •.

        The Option is subject to the approval of the applicable regulatory authorities and shall not be exercisable until such approval is obtained.

        Dated as of this • day of •, 200•.

• [director or officer]